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                                                                   Exhibit 10.20

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                       TERM LOAN AND SECURITY AGREEMENT



                                    BETWEEN



                 NOVASTAR CERTIFICATES FINANCING CORPORATION,
                            a Delaware corporation



                                      AND



                       RESIDENTIAL FUNDING CORPORATION,
                            a Delaware corporation



                      ----------------------------------



                         Dated as of October 13, 1998



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                                 TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

1.   DEFINITIONS..........................................................   1

     1.1  Defined Terms...................................................   1

     1.2  Other Definitional Provisions...................................   7

2.   THE CREDIT...........................................................   7

     2.1  The Commitment..................................................   7

     2.2  Procedures for Obtaining Advances...............................   8

     2.3  Note............................................................   8

     2.4  Interest........................................................   8

     2.5  Principal Payments..............................................   9

     2.6  Expiration of Commitment........................................   9

     2.7  Method of Making Payments.......................................   9

     2.8  Commitment Fee..................................................  10

     2.9  Miscellaneous Charges...........................................  10

     2.10 Interest Limitation.............................................  10

     2.11 Increased Costs; Capital Requirements...........................  11

3.   COLLATERAL...........................................................  12

     3.1  Grant of Security Interest......................................  12

     3.2  Registration of Collateral......................................  13

     3.3  Return of Collateral at End of Commitment.......................  13

4.   CONDITIONS PRECEDENT.................................................  13

     4.1  Initial Advance.................................................  13

     4.2  Each Advance....................................................  15

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5.   REPRESENTATIONS AND WARRANTIES.......................................  16

     5.1  Organization; Good Standing; Subsidiaries.......................  16

     5.2  Authorization and Enforceability................................  17

     5.3  Approvals.......................................................  17

     5.4  Financial Condition.............................................  17

     5.5  Litigation......................................................  18

     5.6  Compliance with Laws............................................  18

     5.7  Regulations U...................................................  18

     5.8  Investment Company Act..........................................  19

     5.9  Payment of Taxes................................................  19

     5.10 Agreements......................................................  19

     5.11 Title to Properties.............................................  20

     5.12 ERISA...........................................................  20

     5.13 Place of Business...............................................  20

     5.14 Special Representations Concerning Collateral...................  20

     5.15 Year 2000 Compliance............................................  21

6.   AFFIRMATIVE COVENANTS................................................  21

     6.1  Payment of Note.................................................  21

     6.2  Financial Statements and Other Reports..........................  21

     6.3  Maintenance of Existence; Conduct of Business...................  23

     6.4  Compliance with Applicable Laws.................................  23

     6.5  Inspection of Properties and Books..............................  23

     6.6  Notice..........................................................  23

     6.7  Payment of Debt, Taxes, etc.....................................  24

     6.8  Insurance.......................................................  24

     6.9  Subordination of Certain Indebtedness...........................  24

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     6.10 Use of Proceeds of Advances......................................  25

     6.11 Special Affirmative Covenants Concerning Collateral..............  25

     6.12 Legal Opinion....................................................  25

7.  NEGATIVE COVENANTS.....................................................  26

     7.1  Contingent Liabilities...........................................  26

     7.2  Sale or Pledge of Collateral.....................................  26

     7.3  Merger; Sale of Assets; Acquisitions.............................  26

     7.4  Deferral of Subordinated Debt....................................  26

     7.5  Transactions with Affiliates.....................................  26

     7.6  Special Negative Covenants Concerning Collateral.................  26

8.   DEFAULTS; REMEDIES....................................................  26

     8.1  Events of Default................................................  27

     8.2  Remedies.........................................................  31

     8.3  Application of Proceeds..........................................  34

     8.4  Lender Appointed Attorney-in-Fact................................  35

     8.5  Right of Set-Off.................................................  35

9.   NOTICES...............................................................  35

10.  REIMBURSEMENT OF EXPENSES; INDEMNITY..................................  36

12.  MISCELLANEOUS.........................................................  37

     12.1 Terms Binding Upon Successors; Survival of Representations.......  37

     12.2 Assignment.......................................................  37

     12.3 Amendments.......................................................  37

     12.4 Governing Law....................................................  38

     12.5 Participations...................................................  38

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     12.6 Relationship of the Parties.....................................  38

     12.7 Severability....................................................  39

     12.8 Operational Reviews.............................................  39

     12.9 Consent to Credit References....................................  39

     12.10     Consent to Jurisdiction....................................  39

     12.11     Counterparts...............................................  39

     12.12     Entire Agreement...........................................  39

     12.13     WAIVER OF JURY TRIAL.......................................  40

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     THIS TERM LOAN AND SECURITY AGREEMENT, dated as of October 13, 1998 between
NOVASTAR CERTIFICATES FINANCING CORPORATION, a Delaware corporation (the "Borrower"), having its principal office at 1901 West 47th Place, Suite 105, Westwood, Kansas 66205 and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

     WHEREAS, the Borrower and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide term financing to the Borrower;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   DEFINITIONS

          1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings:

          "Advance" means a disbursement by the Lender under the Commitment pursuant to Article 2 of this Agreement.

          "Advance Request" has the meaning set forth in Section 2.2 hereof.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" means this Term Loan and Security Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

          "Business Day" means any day excluding Saturday or Sunday and excluding any day on which national banking associations are closed for business.

          "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender and designated for receipt of the proceeds of the sale or other disposition of the Collateral.

          "Closing Date" means October 13, 1998.

          "Collateral" has the meaning set forth in Section 0 hereof.

          "Commitment" has the meaning set forth in Section 2.1 hereof.

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          "Commitment Amount" means $18,000,000.

          "Commitment Fee" means a fee payable by the Borrower on the Closing Date in consideration of the Lender's issuance of the Commitment in the amount of $3,000,000.

          "Borrower" has the meaning set forth in the first paragraph of this Agreement.

          "Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date Fannie Mae Loan Loss Reserves, Subordinated Debt not due within one year of such date, and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

          "Default" means the occurrence of any event or existence of any condition which, but for the giving of Notice, the lapse of time, or both, would constitute an Event of Default.

          "Default Rate" has the meaning set forth in Section 2.4(c) hereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

          "Event of Default" means any of the conditions or events set forth in
     Section 0 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "FICA" means the Federal Insurance Contributions Act.

          "Floating Rate" means a floating rate of interest which is equal to 5% per annum over LIBOR. The Floating Rate will be adjusted as of the effective date of each weekly change in LIBOR. The Lender's determination of the Floating Rate as of any date of determination shall be conclusive and binding, absent manifest error.

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          "Funding Bank" means The First National Bank of Chicago or any other bank designated from time to time by the Lender.

          "Funding Bank Agreement" means the letter agreement substantially in the form of Exhibit K hereto.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantor" means NOVASTAR FINANCIAL, INC., a Maryland corporation.

          "Guaranty" means a Guaranty substantially in the form of Exhibit "B" hereto.

          "Hedging Arrangement" means with respect to any Person, any agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by such Person to protect itself against changes in interest rates or the market value of assets.

          "Indemnified Liabilities" has the meaning set forth in Article 10 hereof.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

          "Investment" means any direct or indirect purchase or other acquisition by any Person of, or of a beneficial interest in, any stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Debt and accounts receivable from that Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

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          "Lender" has the meaning set forth in the first paragraph of this
     Agreement.

          "LIBOR" means, for each calendar week, the rate of interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. London time on the first Business Day of each week on which the London Interbank market is open, as published by Bridge Information Services on its MoneyCenter system. LIBOR shall be rounded, if necessary, to the next higher 1/16%. If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for 1 month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "Money Rates."

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan Documents" means this Agreement, the Note, the Guaranty, the Servicing Security Agreement, any agreement of the Borrower relating to Subordinated Debt, and each other document, instrument or agreement executed by the Borrower in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

          "Margin Stock" has the meaning assigned to that term in Regulations U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Maturity Date" shall mean the earlier of: (a) the close of business on January 13, 1999, on which date the Commitment shall expire of its own term, and without the necessity of action by the Lender, and (b) the date the Advances become due and payable pursuant to Section 0 below.

          "Miscellaneous Charges" has the meaning set forth in Section 0 hereof.

          "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

          "Mortgage Loan" means any loan evidenced by a Mortgage Note.

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          "Mortgage Note" means a promissory note secured by a Mortgage.

          "Mortgage Pool" means a pool of one or more Mortgage Loans on the basis of which a Mortgage-backed Security has been or will be issued.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA which is maintained for employees of the Borrower or a Subsidiary of the Borrower.

          "Note" has the meaning set forth in Section 0 hereof.

          "Notices" has the meaning set forth in Article 9 hereof.

          "NovaStar Mortgage" means NovaStar Mortgage, Inc., a Virginia corporation.

          "Obligations" means any and all indebtedness, obligations and liabilities of the Borrower to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), whether or not arising out of or related to the Loan Documents.

          "Officer's Certificate" means a certificate executed on behalf of the Borrower by its chief financial officer or its treasurer or by such other officer as may be designated herein and substantially in the form of
     Exhibit I-SF attached hereto.

          "Operating Account" means a demand deposit account maintained at the Funding Bank in the name of the Borrower and designated for funding that portion of each Mortgage Loan not funded by an Advance made against such Mortgage Loan and for returning any excess payment from an Investor for a Pledged Mortgage or Pledged Security.

          "Participant" has the meaning set forth in Section 0 hereof.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust

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     companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plans" has the meaning set forth in Section 0 hereof.

          "Pledged Certificates" means the Mortgage-backed Securities described on Exhibit "E" hereto.

          "Repurchase Agreements" means the agreements described on Exhibit H hereto.

          "Residual Interest Collateral Value" means, with respect to any Pledged Certificate, the present value of the expected payments under such Pledged Certificate, based on assumptions concerning discount rates, default frequency, severity of loss, prepayment speeds and other relevant factors determined by the Lender in its sole discretion in a manner consistent with the Lender's then current procedures for valuing similar interests in similar lending arrangements and the historical performance of the Mortgage Pool underlying such Pledged Certificate.

          "Servicing Collateral" has the meaning given to it in the Servicing Security Agreement.

          "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

          "Servicing Security Agreement" means a Security Agreement substantially in the form of Exhibit "D" hereto.

          "Statement Date" means the date of the most recent financial statements of the Borrower (and, if applicable, its Subsidiaries, on a consolidated basis) delivered to the Lender under the terms of this Agreement.

          "Subordinated Debt" means all indebtedness of the Borrower for borrowed money, which is, by its terms (which terms shall have been approved by the Lender), effectively subordinated in right of payment to all other present and future Obligations and, solely for purposes of
     Section 0 hereof, all indebtedness of the Borrower which is required to be subordinated by Section 0 hereof.

          "Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is

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     at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Tangible Net Worth" means with respect to any Person at any date, the excess of the total consolidated assets over total consolidated liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 0 hereof, plus that portion of Subordinated Debt not due within one year of such date, provided that, for purposes of this Agreement, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees", and other assets deemed unacceptable by the Lender in its sole discretion. Notwithstanding the foregoing, advances and investments of the Guarantor to and in NovaStar Mortgage in the ordinary course of their business of originating and securitizing Mortgage Loans shall be exempt from the exclusion.

          "Valuation Date" means the 20th day of each month, beginning on October 20, 1998, and, at the election of the Lender, such additional dates on which the Lender desires to determine the Residual Interest Collateral Value.

          "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of the Lender for the clearing of wire transfers requested by the Borrower to fund the closing of Pledged Mortgages.

          "Year 2000 Problem" means the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999.

          1.2  Other Definitional Provisions.

               1.2(a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

               1.2(b) Defined terms may be used in the singular or the plural, as the context requires.

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               1.2(c)  All references to time of day shall mean the then
          applicable time in Chicago, Illinois, unless expressly provided to the contrary.

2.  THE CREDIT.

          2.1  The Commitment.

               2.1(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees from time to time during the period from the Closing Date to, but not including, the Maturity Date to make Term Loan Advances to the Borrower, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to the Commitment Amount is hereinafter referred to as the "Commitment." Amounts repaid on the Advances may not be re-borrowed. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Promissory Note and for the performance of all the Obligations.

               2.1(b) Advances shall be used by the Borrower solely for the purpose of (i) refinancing Debt outstanding against the Pledged Certificates, (ii) paying liabilities of the Guarantor in connection with the financing of certain assets of the Guarantor that are being liquidated, (iii) general corporate purposes, and (iv) paying the Commitment Fee, and shall be made at the request of the Borrower, in the manner hereinafter provided in Section 2.4 hereof. The following limitations on the Advances shall be applicable:

                    (1) No Advance shall be made if, after giving effect
               thereto, the aggregate outstanding principal balance of the Advances would exceed the Residual Interest Collateral Value as of the date of such Advance.

          2.2  Procedures for Obtaining Advances.

               2.2(a) On the Closing Date, without any further action from the Borrower, the Lender shall make an Advance in the amount of $18,000,000.

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               2.2(b)  To make an Advance, the Lender shall cause the Funding
          Bank to credit the amount thereof to the Cash Collateral Account, and shall disburse such amount in accordance with the Advance Request (subject to the limitations set forth in this Agreement).

          2.3 Note. The Borrower's Obligations shall be evidenced by the promissory note (the "Note") of the Borrower dated as of the date hereof substantially in the form of Exhibit A attached hereto. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

          2.4  Interest.

               2.4(a) Except as otherwise provided pursuant to Section 2.4(d), the unpaid amount of each Advance shall bear interest, from the date of such Advance until paid in full, at the Floating Rate.

               2.4(b) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the twenty-fifth day of each month or the next succeeding Business Day, commencing on October 26, 1998, and on the Maturity Date.

               2.4(c) Upon Notice to the Borrower, any Obligations outstanding after the occurrence and during the continuation of an Event of Default shall bear interest, from the date due until paid in full, at a per annum rate of interest equal to the Floating Rate plus four percent (4%) (the "Default Rate"), said interest to be payable on demand of the Lender.

          2.5  Principal Payments.

               2.5(a) The outstanding principal amount of all Advances shall be payable in full on the Maturity Date.

               2.5(b) The Borrower shall have the right to prepay the outstanding Term Loan Advance in whole or in part, from time to time, without premium or penalty.

               2.5(c) On each Valuation Date during the term hereof or, if the Lender has not notified the Borrower of the Residual Interest Collateral Value on any

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          Valuation Date, the subsequent date on which the Lender so notifies the Borrower, the Borrower shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Borrower authorizes the Lender to cause the Funding Bank to charge the Borrower's Operating Account for, any amount by which the outstanding principal balance of the Promissory Note exceeds the Residual Interest Collateral Value, calculated by the Lender as of such date. The Lender shall promptly notify the Borrower of any charge made to the Borrower's account under this Section 2.5(c).

          2.6 Expiration of Commitment. The Commitment shall expire on the Maturity Date.

          2.7  Method of Making Payments.

               2.7(a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender not later than the close of business on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds transferred via wire to accounts designated by the Lender from time to time.

               2.7(b) All payments made in respect of the Pledged Certificates shall be deposited directly into the Cash Collateral Account. On each Valuation Date, any amount on deposit in the Cash Collateral Account may be applied by the Lender to any prepayment required pursuant to
          Section 2.5(c) hereof. On the first Business Day of each month, any amount on deposit in the Cash Collateral Account shall (i) be applied first to pay interest accrued on the Note during the preceding month and any other Obligations then due and payable, and (ii) thereafter, provided no Default or Event of Default has occurred and is continuing, be released to the Borrower.

               2.7(c) After the occurrence and during the continuance of an Event of Default, and without the necessity of prior demand or notice from the Lender, the Borrower authorizes the Lender to cause the Funding Bank to charge the Borrower's Operating Account for any Obligations due and owing the Lender.

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               2.8  Commitment Fee.  The Borrower agrees to pay to the Lender a
     Commitment Fee in the amount of $3,000,000, which Commitment Fee shall be paid on the Closing Date. The Lender shall repay to the Borrower a portion of such fee, in the amount of $2,000,000, if the Lender and the Guarantor and/or its Affiliates hereafter enter into one or more agreements pursuant to which the Lender makes loans to, purchases Mortgage Loans from, or provides other services to the Guarantor and/or its Affiliates on terms mutually acceptable to the Lender and the Borrower.

               2.9 Miscellaneous Charges. The Borrower agrees to reimburse the Lender for miscellaneous charges and expenses (collectively, "Miscellaneous Charges") incurred by or on behalf of the Lender in connection with the handling and administration of Advances, and to reimburse the Lender for Miscellaneous Charges incurred by or on behalf of the Lender in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, costs for UCC, tax lien and judgment searches conducted by the Lender, filing fees, charges for wire transfers, check processing charges, charges for security delivery fees, and the Funding Bank's service charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within fifteen (15) days after receipt of an invoice or an account analysis statement from the Lender.

               2.10 Interest Limitation. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Agreement or the Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or retention of the Advances secured by this Agreement exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Note, or any other document securing this Agreement at any time given shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of interest shall be applied to the reduction of the principal balance secured by the Note and not to the payment of interest

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          thereunder. This provision shall control every other provision of all agreements between the Borrower and Lender and shall also be binding upon and available to any subsequent holder of the Note.

               2.11 Increased Costs; Capital Requirements. In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

                    2.11(a)  Does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of the Lender by the jurisdiction in which the Lender's principal office is located);

                    2.11(b)  Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

          and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Lender or any Person controlling the Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Borrower shall promptly pay any additional amounts necessary to compensate the Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by the Lender with respect to this Agreement or Advances made hereunder. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Borrower of the event by reason of which it has become so entitled and the Borrower shall pay such amount within fifteen (15) days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Lender, to the Borrower shall be conclusive in the absence of manifest error. The obligations of the Borrower under this Section shall survive the payment of all other Obligations and the termination of this Agreement.

3.  COLLATERAL.

          3.1 Grant of Security Interest. As security for the payment of the Note and for the performance of all of the Borrower's Obligations, the Borrower hereby assigns and transfers to the Lender all right, title and interest in and to and grants a security interest to the Lender in the following described property (the "Collateral"):

               3.1(a) The Pledged Certificates, and all rights of the Borrower in connection with the Mortgage Pools underlying the same.

               3.1(b) All right, title and interest of the Borrower in and to any Hedging Arrangements entered into to protect the Borrower against changes in the value of the Pledged Certificates, including, without limitation, all rights to payment arising under such Hedging Arrangements.

               3.1(c) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Lender or its agent, bailee or custodian.

               3.1(d) All right, title and interest of the Borrower in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Borrower relating to the Collateral.

               3.1(e) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

          3.2 Registration of Collateral. The parties hereto acknowledge and agree that (i) registration of the Pledged Certificates in the name of the Lender or its nominee is solely to more fully secure the pledge of such Pledged Certificates to the Lender and perfect the security interest of the Lender in such Pledged Certificates and to insure that such Pledged Certificates cannot be redeemed until the Lender's security interest is released, and (ii) while the Lender may hold legal title to the Pledged Certificates, equitable title to and beneficial ownership of the Pledged Certificates shall remain in the Borrower, subject to the rights of the Lender under this Agreement.

          3.3 Return of Collateral at End of Commitment. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest, or other Obligations shall be outstanding and unpaid, the Lender shall release its security interest in the Collateral granted pursuant hereto. The receipt of the Borrower for any Collateral released or delivered to the Borrower pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4.  CONDITIONS PRECEDENT.

          4.1 Initial Advance. The obligation of the Lender to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, on or before the date thereof of the following conditions precedent:

               4.1(a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its sole discretion:

                    (1) The Note and this Agreement duly executed by the Borrower.

                    (2)  The Guaranty duly executed by the Guarantor.

                    (3) The Servicing Security Agreement duly executed by
               NovaStar Mortgage, pursuant to which NovaStar Mortgage grants to the Lender a security interest in the Servicing Contracts described on Exhibit G hereto to secure the Obligations.

                    (4) The certificate or articles of incorporation of the
               Borrower, the Guarantor and Novastar Mortgage, as certified by the Secretary of State of the state of its incorporation, and a copy of the bylaws certified by its corporate secretary, and certificates of good standing dated no less recently than ten
               (10) days prior to the date of this Agreement.

                    (5) A resolution of the board of directors of each of the
               Borrower, the Guarantor and NovaStar Mortgage certified as of the date of this Agreement by each of its respective corporate secretary, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and all other instruments or documents to be delivered by each of them pursuant to this Agreement.

                    (6) A certificate of the corporate secretary of each of the
               Borrower, the Guarantor and NovaStar Mortgage, as to the incumbency and authenticity of the signatures of the officers executing the Loan Documents and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender).

                    (7) Financial statements of each of the Guarantor and
               NovaStar Mortgage (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 1997, and related statements of income, changes in stockholders' equity and cash flows for the period ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to the Lender.

                    (8) Financial statements of each of the Guarantor and
               NovaStar Financial (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of June 30, 1998, related statements of income and changes in stockholders' equity for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with the Borrower's most recent audited financial statements.

                    (9) A Uniform Commercial Code, tax lien and judgment search of the appropriate public records for each of the Borrower, the Guarantor and NovaStar Mortgage, which searches shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder.

                    (10) Executed financing statements in recordable form
               covering the Collateral and the Servicing Collateral and ready for filing in all jurisdictions required by the Lender.

                    (11) Receipt by the Lender of any fees due on the date
               hereof, including, but not limited to, Commitment Fees and document production fees.

                    (12) Evidence that all accounts necessary into which
               Advances will be funded have been established at the Funding Bank and receipt of a fully executed Funding Bank Agreement.

               4.1(b) The Pledged Certificates, together with such agreements and instruments as may be required to transfer ownership thereof of record to the Lender and release any Liens thereon, shall have been delivered to the Lender.

          4.2 Each Advance. The obligation of the Lender to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

               4.2(a) The Borrower shall have delivered to the Lender the Advance Request and other documents called for under, and shall have satisfied the requirements set forth in, Section 2.2 hereof. All items delivered to the Lender shall be reasonably satisfactory to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement.

               4.2(b) The Lender shall have received evidence satisfactory to it as to the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to release any existing Lien on any of the Collateral and to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code of Minnesota or other applicable law.

               4.2(c) The representations and warranties of the Borrower contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Term Loan Advance.

               4.2(d) The Borrower shall have performed all agreements to be performed by it hereunder, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

               4.2(e) The Borrower shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Statement Date.

               4.2(f) The Lender shall have received from counsel for the Borrower, if requested by the Lender in its sole discretion, an updated opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

          Delivery of a Advance Request by the Borrower shall be deemed a representation by the Borrower that all conditions set forth in this
     Section 0 shall have been satisfied as of the date of such Term Loan
     Advance.

5.  REPRESENTATIONS AND WARRANTIES.

          The Borrower hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

          5.1 Organization; Good Standing; Subsidiaries. The Borrower, the Guarantor, NovaStar Mortgage, and each of their Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Borrower, the Guarantor, NovaStar Mortgage or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Borrower transacts business.

          5.2 Authorization and Enforceability. Each of the Borrower, the Guarantor and NovaStar Mortgage has the power and authority to execute, deliver and perform the Loan Documents to which it is party and to make the borrowings and pledge the security hereunder and thereunder. The execution, delivery and performance by the Borrower, the Guarantor and NovaStar Mortgage of the Loan Documents to which it is party and the making of the borrowings and pledge of security hereunder and thereunder have been duly and validly authorized by all necessary corporate action (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon, or of the articles of incorporation or by-laws of, the Borrower, the Guarantor, or NovaStar Mortgage, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrower, the Guarantor or NovaStar Mortgage, other than the Lien on the Collateral granted hereunder and on the Servicing Collateral granted under the Servicing Security Agreement, or result in or require the acceleration of any indebtedness of the Borrower, the Guarantor or NovaStar Mortgage pursuant to any agreement, instrument or indenture to which the Borrower, the Guarantor or NovaStar Mortgage is a party or by which the Borrower, the Guarantor or NovaStar Mortgage or their property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Borrower, the Guarantor and NovaStar Mortgage, as applicable, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

          5.3  Approvals.  The execution and
     delivery of the Loan Documents and the performance of the obligations of the Borrower, the Guarantor and NovaStar Mortgage hereunder and thereunder and the validity and enforceability hereof and thereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

          5.4 Financial Condition. The balance sheet of the Guarantor (and, if applicable, its Subsidiaries, on a consolidated basis) as at the Statement Date, and the related statements of income and changes in stockholders' equity for the fiscal period ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the Guarantor (and its Subsidiaries) as at the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Guarantor had, on the Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Guarantor except as heretofore disclosed to the Lender in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Guarantor (and its Subsidiaries), nor, except as previously disclosed to the Lender, is the Guarantor aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

          5.5 Litigation. There are no actions, claims, suits or proceedings pending or, except as previously disclosed to the Lender, to the knowledge of the Borrower, the Guarantor or NovaStar Mortgage, threatened or reasonably anticipated against or affecting the Borrower, the Guarantor, NovaStar Mortgage, or any of their Subsidiaries in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Borrower, the Guarantor or NovaStar Mortgage, as a whole, or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

          5.6 Compliance with Laws. None of the Borrower, the Guarantor, NovaStar Mortgage nor any of their Subsidiaries is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Borrower, the Guarantor or NovaStar Mortgage as a whole or which would affect the validity or enforceability of this Agreement, the Note or any other Loan Document.

          5.7 Regulations U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          5.8 Investment Company Act. The Borrower is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.9 Payment of Taxes. The Borrower, the Guarantor, NovaStar Mortgage, and each of their Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Borrower, the Guarantor, NovaStar Mortgage, and each of their Subsidiaries which are required to be filed, all such returns are true and correct, and the Borrower, the Guarantor, NovaStar Mortgage, and each of their Subsidiaries has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 0 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Borrower, the Guarantor, NovaStar Mortgage, and each of their Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Borrower, the Guarantor, NovaStar Mortgage, and each of their Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.

          5.10 Agreements. None of the Borrower, the Guarantor, NovaStar Mortgage, nor any of their Subsidiaries is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in
     Section 0 hereof. Except as previously disclosed to the Lender, none of the Borrower, the Guarantor, NovaStar Mortgage, nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Borrower, the Guarantor or NovaStar Mortgage as a whole. Except as previously disclosed to the Lender, no holder of any indebtedness of the Borrower, the Guarantor, NovaStar Mortgage, or of any of their Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Borrower, the Guarantor, NovaStar Mortgage, or of any of their Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Borrower, the Guarantor, NovaStar Mortgage, or of any of their Subsidiaries or any of their properties is pending, or to the knowledge of the Borrower, threatened.

          5.11 Title to Properties. The Borrower, the Guarantor, NovaStar Mortgage and each of their Subsidiaries has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 0 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

          5.12  ERISA.  All plans ("Plans") of a type described in Section
     3(3) of ERISA in respect of which the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries is an "Employer," as defined in
     Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Borrower, the Guarantor, NovaStar Mortgage, nor any of their Subsidiaries has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Borrower, the Guarantor, NovaStar Mortgage, or any of their Subsidiaries of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

          5.13 Place of Business. The principal place of business of the Borrower is 1901 West 47th Place, Suite 105, Westwood, Kansas 66205.

          5.14 Special Representations Concerning Collateral. The Borrower hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

               5.14(a) The Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Collateral pledged hereunder, and the Collateral has been and will continue to be validly pledged or assigned to the Lender, subject to no other Liens.

               5.14(b) The Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

               5.14(c) Each Pledged Certificate is in full force and effect and is legal, valid and enforceable in accordance with its terms and no default or event which, with notice or lapse of time or both, would become a default, exists under any such Pledged Certificate.

               5.14(d) The amount represented by the Borrower to the Lender as owing by an obligor under each Mortgage Loan included in a Mortgage Pool underlying a Pledged Certificate is the correct amount actually owing by such obligor.

          5.15 Year 2000 Compliance. The Borrower, the Guarantor and NovaStar Mortgage have conducted a comprehensive review and assessment of their computer applications and made inquiry of their key suppliers, vendors and customers with respect to the Year 2000 Problem and, based on that review and inquiry, the Borrower, the Guarantor and NovaStar Mortgage do not believe the Year 2000 Problem will result in a material adverse change in their business condition (financial or otherwise), operations, properties or prospects, or the Borrower's ability to pay the Obligations.

6.  AFFIRMATIVE COVENANTS.

          The Borrower hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Borrower shall:

          6.1 Payment of Note. Punctually pay or cause to be paid all Obligations payable hereunder and under the Note in accordance with the terms hereof and thereof.

          6.2  Financial Statements and Other Reports.  Deliver to the Lender:

               6.2(a) As soon as available and in any event within thirty (30) days after the close of each calendar month, statements of income and changes in stockholders' equity of the Guarantor and NovaStar Mortgage (and any Subsidiaries, on a consolidated basis) for the period from the beginning of such calendar month to the end of such calendar month, and the related balance sheet as at the end of such calendar month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer or chief accounting officer of each of the Guarantor and NovaStar Mortgage; subject, however, to year-end audit adjustments.

               6.2(b) Together with each delivery of financial statements required in this Section 0, an Officer's Certificate substantially in the form of Exhibit I-SF hereto: (1) setting forth in reasonable detail all calculations necessary to show that the Borrower is in compliance with the requirements of Sections 8.1(s) and 7.7 hereof as of the end of such month or year (or, if the Borrower is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Borrower has taken, is taking or proposes to take with respect thereto); (2) certifying that the representation set forth in Section 5.15 hereof is true and correct as of the date of such certificate or, if such representation is not true and correct as of such date, specifying the nature of the problem and what action the Borrower has taken, is taking and proposes to take with request thereto, and (3) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Borrower (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto.

               6.2(c) As soon as available and in any event within thirty (30) days after the end of each calendar month, a consolidated report (the "Servicing Portfolio Report") as of the end of the calendar month detailing, as to all Mortgage Loans the servicing rights to which are owned by NovaStar Mortgage (specified by investor type, recourse and non-recourse), which report shall indicate Mortgage Loans which (A) are current and in good standing, (B) are more than 30, 60 or 90 days past due, respectively, (C) are, for Mortgage Loans serviced with recourse, more than three hundred sixty (360) days past due, (D) are the subject of pending bankruptcy or foreclosure proceedings, or (E) have been converted (through foreclosure or other proceedings in lieu thereof) by NovaStar Mortgage into real estate owned by NovaStar Mortgage.

               6.2(d) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Borrower as the Lender may reasonably request.

          6.3 Maintenance of Existence; Conduct of Business. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, conduct its business in an orderly and efficient manner; and make no change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

          6.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

          6.5 Inspection of Properties and Books. Permit authorized representatives of the Lender or any Participant to discuss the business, operations, assets and financial condition of the Borrower and its Subsidiaries with its officers and employees and to examine its books of account and make copies or extracts thereof, all at such reasonable times as the Lender or any Participant may request. The Borrower will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any Participant or any authorized representatives of the Lender or any Participant may address to them in reference to the financial condition or affairs of the Borrower and its Subsidiaries. The Borrower may have its representatives in attendance at any meetings between the officers or other representatives of the Lender or any Participant and the Borrower accountants held in accordance with this authorization.

          6.6 Notice. Give prompt Notice to the Lender of (a) any action, suit or proceeding instituted by or against the Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against the Borrower or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Borrower, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, and (d) any other action, event or condition of any nature, in each case which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Borrower, the

     Guarantor, NovaStar Mortgage, and their Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries is a party or to which the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries, their properties or assets, may be subject.

          6.7 Payment of Debt, Taxes, etc. Pay and perform all obligations and indebtedness of the Borrower, and cause to be paid and performed all obligations and indebtedness of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Borrower or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Borrower or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created.

          6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage impairment insurance, and blanket bond coverage, with such companies and in such amounts as satisfy prevailing indemnity requirements, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after Notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Borrower. Copies of such policies shall be furnished to the Lender without charge upon request of the Lender.

          6.9 Subordination of Certain Indebtedness. Cause any indebtedness of the Borrower, incurred after the date of this Agreement, to any shareholder, director or officer of the Borrower, or to any Affiliate of the Borrower or of any

     Subsidiary of the Borrower, to be subordinated to all Obligations, by the execution of a Subordination of Debt Agreement in the form of Exhibit F hereto and deliver to the Lender an executed copy of said Agreement, certified by the corporate secretary of the Borrower to be true and complete and in full force and effect.

          6.10 Use of Proceeds of Advances. Use the proceeds of each Advance solely for the purpose set forth in Section 2.1(b) for Advances of that type.

          6.11  Special Affirmative Covenants Concerning Collateral.

               6.11(a) Warrant and defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

               6.11(b) Execute and deliver to the Lender such Uniform Commercial Code financing statements with respect to the Collateral as the Lender may request. The Borrower shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

               6.11(c) Maintain, at its principal office or in a regional office approved by the Lender, or in the office of a computer service bureau engaged by the Borrower and approved by the Lender and, upon request, make available to the Lender, the originals, or copies in any case where the originals have been delivered to the Lender, the Collateral, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

          6.12 Legal Opinion. Within 3 Business Days after the Closing Date, the Borrower shall cause its counsel, Stinson, May & Fizzell, to deliver to the

     Lender an opinion concerning such matters as the Lender may request, in form and substance satisfactory to the Lender.

7.  NEGATIVE COVENANTS.

          The Borrower hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations to be paid or performed, the Borrower shall not, either directly or indirectly, without the prior written consent of the Lender:

          7.1 Contingent Liabilities. Assume, guarantee, endorse, or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and excluding the sale of Mortgage Loans with recourse in the ordinary course of the Borrower's business.

          7.2 Sale or Pledge of Collateral. Sell, pledge or grant a security interest in any of the Collateral.

          7.3 Merger; Sale of Assets; Acquisitions. Liquidate, dissolve, consolidate or merge or sell any substantial part of its assets, or acquire any substantial part of the assets of another.

          7.4 Deferral of Subordinated Debt. Pay in advance of the stated maturity thereof any Subordinated Debt of the Borrower or, if a Default or Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

          7.5 Transactions with Affiliates. Other than in the ordinary course of business, directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of its Affiliates, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of such Affiliates, (c) merge or consolidate with or purchase or acquire assets from such Affiliates, or (d) pay management fees not related to services rendered to or on behalf of such Affiliates.

          7.6  Special Negative Covenants Concerning Collateral.

               7.6(a) The Borrower shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any of the Pledged Certificates.

8.  DEFAULTS; REMEDIES.

          8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

               8.1(a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within ten (10) days after the due date; or failure to pay, within any applicable grace period, the principal or interest on any other indebtedness of the Borrower due the Lender; or

               8.1(b) Failure of the Borrower, the Guarantor, NovaStar Mortgage, or any of their Subsidiaries to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation within any period of grace provided; breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Borrower, the Guarantor, NovaStar Mortgage, or their Subsidiaries in the aggregate amount of Fifty Thousand Dollars ($50,000) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided, however, that the Lender hereby agrees to forbear from declaring an Event of Default for defaults declared with respect to the Repurchase Agreements or any cross-default resulting therefrom until October 26, 1998, at which time all such defaults must be cured; or

               8.1(c) Failure of the Borrower to perform or comply with any term or condition applicable to it contained in Sections 0, 6.11 and
          6.12 or in any Section of Article 7 of this Agreement; or

               8.1(d) Any of the representations or warranties made or deemed made by the Borrower, the Guarantor or NovaStar Mortgage herein or in any other Loan Document or in any statement or certificate at any time given by the Borrower, the Guarantor or NovaStar Mortgage in writing pursuant hereto or thereto shall be inaccurate or incomplete in any material respect on the date as of which made or deemed made; or

               8.1(e) The Borrower, the Guarantor or NovaStar Mortgage shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in Subsections 8.1(a), 8.1(c) or 8.1(d) and such default shall not have been remedied or waived within ten (10) days after the earliest of (i) receipt by the Borrower of Notice from the Lender of such default, (ii) receipt by the Lender of Notice from the Borrower of such default, or (iii) the date the Borrower should have notified the Lender of such default pursuant to Section 0(c); or

               8.1(f) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries now or hereafter in effect, which decree or order is not stayed; the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries has occurred; or any other similar relief shall be granted under any applicable federal or state law; or (2) the filing of an involuntary case in respect of the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries under any applicable bankruptcy, insolvency or other similar law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the

          Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries, and the continuance of any such events in Subsection (2) above for sixty (60) days unless dismissed, bonded off or discharged; or

               8.1(g) The Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries, or the admission by the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries in writing of its inability, to pay its debts as such debts become due; or

               8.1(h) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $250,000 shall be entered or filed against the Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

               8.1(i) Any order, judgment or decree shall be entered against the Borrower, the Guarantor, NovaStar Mortgage, or any of their Subsidiaries decreeing the dissolution or split up of the Borrower, the Guarantor, NovaStar Mortgage, or any of their Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

               8.1(j) Any Plan maintained by the Borrower, the Guarantor, NovaStar Mortgage, or any of their Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the liability of the Borrower, the Guarantor, NovaStar Mortgage or any such Subsidiary (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than Twenty-Five Thousand Dollars ($25,000) (or in the case of a termination involving the Borrower or any of its Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

               8.1(k) The Borrower, the Guarantor, NovaStar Mortgage or any of their Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Twenty-Five Thousand Dollars ($25,000); or

               8.1(l) The Borrower, the Guarantor or NovaStar Mortgage shall purport to disavow its obligations hereunder or under any other Loan Document, or shall contest the validity or enforceability hereof or thereof, or the Lender's security interest on any portion of the Collateral or the Servicing Collateral shall become unenforceable or otherwise impaired; or

               8.1(m) W. Lance Anderson or Scott F. Hartman shall cease to be in the management positions they hold in the Borrower, the Guarantor and NovaStar Mortgage as of the Closing Date, or there shall be any material change in either of their duties; or

               8.1(n) A material adverse change occurs, or is reasonably likely to occur, in the business condition (financial or otherwise), operations, properties or prospects of the Borrower, or in the ability of the Borrower to repay the Obligations; or

               8.1(o) Any Lien for any taxes, assessments or other governmental charges (i) is filed against the Borrower or any of its property, or is otherwise enforced against the Borrower or any portion of the Collateral, or (ii) obtains priority that is equal or greater than the priority of the Lender's security interest in any of the Collateral.

               8.1(p) The Borrower, the Guarantor or NovaStar Mortgage shall cease to operate as a going concern or take any corporate action to authorize any action described in Section 8.1(f), Section 8.1(g),
          Section 8.1(l) or this Section 8.1(p); or

               8.1(q) Any Debt of W. Lance Anderson or Scott F. Hartman to the Guarantor outstanding as of the date hereof shall be reduced in any amount except by repayment; provided, however, that the Lender hereby consents to a one-time waiver of interest due on such Debt; or

               8.1(r) The Guarantor shall at any time own less than 100% of the issued and outstanding capital stock of the Borrower, or shall at any time own indirectly less than 99% of the issued and outstanding capital stock of NovaStar Mortgage; or

               8.1(s) The Tangible Net Worth of the Guarantor (and its Subsidiaries, on a consolidated basis) at any time shall be less than $80,000,000.

               8.1(t) The Guarantor shall make any Investments other than purchasing Mortgage Loans originated by NovaStar Mortgage in the ordinary course of its business.

          8.2  Remedies.

               8.2(a) Upon the occurrence of any Event of Default described in Sections 0 or 0, the Commitment shall be terminated and the unpaid principal amount of and accrued interest on the Note and all other Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

               8.2(b) Upon the occurrence of any Event of Default, other than those described in Sections 0 and 0, the Lender may, by Notice to the Borrower, terminate the Commitment and/or declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

               8.2(c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

                    (1) Foreclose upon or otherwise enforce its security
               interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for hereunder.

                    (2) Settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                    (3) Require the Borrower to assemble the Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

                    (4) Enter onto property where any Collateral or books and
               records relating thereto are located and take possession thereof with or without judicial process; and obtain access to the Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

                    (5) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

                    (6) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Borrower not less than ten (10) days' notice of any such public sale or of the date after which any private sale may be held. The Borrower agrees that ten (10) days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge of and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

                    (7) Proceed against the Borrower on the Note, the Guarantor on the Guaranty or the Servicing Collateral under the Servicing Security Agreement.

               8.2(d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Borrower hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

               8.2(e) The Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Borrower has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person,
          (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Borrower against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

               8.2(f) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

               8.2(g) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Borrower to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

               8.2(h) The Lender is hereby granted a license or other right to use, without charge, the Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and the Borrower's rights under all licenses and all other agreements related to the foregoing shall inure to the Lender's benefit until the Obligations are paid in full.

          8.3 Application of Proceeds. The proceeds of any sale, disposition or other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender:

          First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Lender in connection therewith;

          Second, to the payment of interest accrued and unpaid on the Note;

          Third, to the payment of any other Obligations due (other than principal and interest) under this Agreement and the Loan Documents;

          Fourth, to the payment of the outstanding principal balance of the Note; and

          Fifth, to any remaining Obligations; and

          Finally, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations, the Borrower shall remain liable for any deficiency.

          8.4 Lender Appointed Attorney-in-Fact. The Lender is hereby appointed the attorney-in-fact of the Borrower, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Borrower or in its own name, or to receive, endorse and collect all checks made payable to the order of the Borrower representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Collateral and to give full discharge for the same.

          8.5 Right of Set-Off. If the Borrower shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other obligations or liabilities under this Agreement, the Lender, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower under the Note and this Agreement, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said Obligations shall have matured.

9.  NOTICES.

          All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt, addressed as follows:

          if to the Borrower:      NovaStar Certificates Financing
                                     Corporation
                                   1901 West 47th Place
                                   Suite 105
                                   Westwood, Kansas 66205
                                   Attention: Lance Anderson
                                   Telecopier No. (913) 514-3515
          if to the Lender:        Residential Funding Corporation
                                   12713 Woodgreen Street
                                   Los Angeles, California 90066
                                   Attention: Gary Shev, Director
                                   Telecopier No.: (310) 390-6919

10.  REIMBURSEMENT OF EXPENSES; INDEMNITY.

          The Borrower shall: (a) pay such documentation production fees as the Lender may require and all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (b) indemnify, pay, and hold harmless the Lender and any holder of the Note from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (c) indemnify, pay and hold harmless the Lender and any of its officers, directors, employees or agents and any subsequent holder of the Note (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Note, or any other Loan Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of the Borrower contained in this Subsection (c) shall survive the expiration or termination of this Agreement and the payment in full of the Note. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.  FINANCIAL INFORMATION.

          All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for the last fiscal year ended (except to the extent otherwise required to conform to good accounting practice).

12.  MISCELLANEOUS.

          12.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Borrower shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding hereunder or there remain any Obligations to be paid or performed.

          12.2 Assignment. This Agreement may not be assigned by the Borrower. This Agreement and the Note along with the Lender's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by the Lender, and any assignee thereof may enforce this Agreement, the Note and such security interest.

          12.3 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

          12.4 Governing Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

          12.5 Participations. The Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Borrower agrees that each disposition will give rise to a debtor-creditor relationship of the Borrower to the Participant, and the Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Borrower which may be in the hands of such Participant. The Borrower authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Borrower, this Agreement and the Collateral.

          12.6 Relationship of the Parties. This Agreement provides for the making of Advances by the Lender, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Borrower to the Lender, and for the payment of certain fees by the Borrower to the Lender. The relationship between the Lender and the Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Borrower, as permitting or obligating the Lender to control the Borrower or to conduct the Borrower's operations, as creating any fiduciary obligation on the part of the Lender to the Borrower, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

          12.7 Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

          12.8 Operational Reviews. From time to time upon 24 hours notice to the Borrower, the Borrower shall permit the Lender or its representative access to its premises and records for the purpose of conducting a review of the Borrower's general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial and operational aspects of the Borrower's business.

          12.9 Consent to Credit References. The Borrower hereby consents to the disclosure of information regarding the Borrower and its relationships with the Lender to Persons making credit inquiries to the Lender. This consent is revocable by the Borrower at any time upon Notice to the Lender as provided in Section 0 hereof.

          12.10 Consent to Jurisdiction. The Borrower hereby agrees that any action or proceeding under the Loan Documents, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Borrower by first class registered or certified mail, return receipt requested, addressed to the Borrower at its address last known to the Lender. The Borrower agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in the Hennepin County, State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Borrower hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or court.

          12.11  Counterparts.  This Agreement
     may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          12.12 Entire Agreement. This Agreement, the Note and the other Loan Documents represent the final agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and may not be contradicted by evidence of prior or contemporaneous oral agreements among such parties. There are no oral agreements among the parties with respect to the subject matter hereof and thereof.

          12.13  WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER EACH HEREBY
     (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE BORROWER AND THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER AND THE BORROWER IS EACH HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE BORROWER AND THE LENDER EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          NOVASTAR CERTIFICATES FINANCING
                                          CORPORATION, a Delaware corporation

                                          By:
                                             -----------------------------------

                                          Its:
                                              ----------------------------------


                                          RESIDENTIAL FUNDING CORPORATION,
                                          a Delaware corporation


                                          By:
                                             -----------------------------------

                                          Its:  Director


STATE OF                  )
        ------------------
                          ) ss
COUNTY OF                 )
         -----------------

     On _________________, _____ before me, a Notary Public, personally appeared ________________________________, the ______________________ of NOVASTAR
CERTIFICATES FINANCING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                          --------------------------------------
                                          Notary Public
     (SEAL)                               My Commission Expires:
                                                                ----------------

STATE OF                  )
        ------------------
                          ) ss
COUNTY OF                 )
         -----------------

     On _________________, 1996 before me, a Notary Public, personally appeared ________________________________, the Director of RESIDENTIAL FUNDING
CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                          --------------------------------------
                                          Notary Public
     (SEAL)                               My Commission Expires:
                                                                ----------------

                                                                    EXHIBIT I-MF

                             OFFICER'S CERTIFICATE
                             ---------------------

     Reference is made to that certain Warehousing Credit and Security Agreement between NOVASTAR FINANCIAL, INC., a Maryland corporation, NOVASTAR MORTGAGE, INC., a Delaware corporation, and NOVASTAR CERTIFICATES FINANCING CORPORATION, a Delaware corporation (the "Borrower"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), dated as of October 13, 1998 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the "Agreement"). All capitalized terms used herein and all Section numbers given herein refer to those terms and Sections set forth in the Agreement. This Officer's Certificate is submitted to the Lender pursuant to Section 0 of the Agreement.

     The undersigned hereby certifies to the Lender that as of the close of business on ______________________, 19_____ ("Statement Date",) and with respect to the Borrower and its Subsidiaries on a consolidated basis:

1. As illustrated in the attached calculations supporting this Officer's Certificate, the Borrower met the covenants set forth in Sections 8.1(s) and 7.7, or if the Borrower did not meet any of such covenants, a detailed explanation is attached setting forth the nature and period of the existence of the Default and the action the Borrower has taken, is taking, and proposes to take with respect thereto.

2. No payments in advance of the scheduled maturity date have been made with respect to any Subordinated Debt. The Borrower has incurred no Debt required to be subordinated pursuant to Section 0.

3. The representation set forth in Section 5.15 of the Agreement is true and correct as of the date of this Officer's Certificate or, if such representation is not true and correct as of such date, the nature of the problem and the action the Borrower has taken, is taking and proposes to take with respect thereto are described in the statement attached hereto.

4. I have reviewed the terms of the Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower (and, if applicable, its Subsidiaries) and such review has not disclosed the existence, and I have no knowledge of the existence, of any Default or Event of

     Default, or if any Default or Event of Default existed or exists, a detailed explanation is attached specifying the nature and period of the existence of the Default and the action the Borrower has taken, is taking and proposes to take with respect thereto.

     Pursuant to Section 6.2 of the Agreement, enclosed are the financial statements of the Borrower as of the Statement Date. The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of the Borrower (and, if applicable, its Subsidiaries) as at the Statement Date.

Dated:_____________________________

                                        NOVASTAR FINANCIAL, INC.,
                                        a Maryland corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                 CALCULATIONS SUPPORTING OFFICER'S CERTIFICATE

Borrower Name: NOVASTAR FINANCIAL, INC., NOVASTAR MORTGAGE, INC. and NOVASTAR CERTIFICATES FINANCING CORPORATION and its Subsidiaries

Statement Date:
               ----------------------------------------

All financial calculations set forth herein are as of the Statement Date.

I.   TANGIBLE NET WORTH

     A.   Tangible Net Worth of the Guarantor is:

          Excess of total assets over total liabilities:              $
                                                                       ---------
          Plus:   Subordinated Debt not due within one year
                  of the Statement Date (or any portion
                  thereof):                                           $
                                                                       ---------
          Minus:  Advances to owners, officers,
                  employees or Affiliates:                            $
                                                                       ---------

          Minus:  Investments in Affiliates:                          $
                                                                       ---------

          Minus:  Assets pledged to secure liabilities
                  not included in Debt:                               $
                                                                       ---------

          Minus:  Intangible assets:                                  $
                                                                       ---------
          Minus:  Any other HUD nonacceptable assets:                 $
                                                                       ---------
          Minus:  Other assets unacceptable to the
                  Lender:                                             $
                                                                       ---------

          TANGIBLE NET WORTH                           $
                                                        ------------------------

     B.   Requirements of Section 8.1(s) of the Agreement:

          MINIMUM TANGIBLE NET WORTH OF $80,000,000.

     C.   Covenant Satisfied:              Covenant Not Satisfied:
                             ----------                           ---------

II.  TRANSACTIONS WITH AFFILIATES

     A.   Loans, advances, and extensions of credit made by the Borrower to its
          Affiliates total:                                           $
                                                                       ---------

     B.   Capital contributions made by the Borrower to its Affiliates total:
                                                                      $
                                                                       ---------

     C.   Management fees paid to Affiliates during the current fiscal year
          total:                                                      $
                                                                       ---------

     D. Transfers, sales, pledges, assignments or other dispositions of assets made by the Borrower to its

     Affiliates total:                                                 $
                                                                        --------
E.   Requirements of Section 0 of the Agreement:

     1. NO LOANS, ADVANCES, EXTENSIONS OF CREDIT OR CAPITAL CONTRIBUTIONS SHALL BE MADE BY THE BORROWER TO AFFILIATES OTHER THAN IN THE ORDINARY COURSE OF BUSINESS.

     Covenant Satisfied:             Covenant Not Satisfied:
                        -------                             -------

     2. NO TRANSFERS, SALES, PLEDGES ASSIGNMENTS OR OTHER DISPOSITIONS OF ASSETS BY THE BORROWER TO AFFILIATES OTHER THAN IN THE ORDINARY COURSE OF BUSINESS.

     Covenant Satisfied:             Covenant Not Satisfied:
                        -------                             -------

     3. NO MERGER, CONSOLIDATION, PURCHASE OR ACQUISITION OF ASSETS BY THE BORROWER TO AFFILIATES OTHER THAN IN THE ORDINARY COURSE OF BUSINESS.

     Covenant Satisfied:             Covenant Not Satisfied:
                        -------                             -------

     4. MANAGEMENT FEES PAID BY THE BORROWER TO AFFILIATES NOT RELATED TO SERVICES RENDERED TO OR ON BEHALF OF SUCH AFFILIATES.

     Covenant Satisfied:             Covenant Not Satisfied:
                        -------                             -------

                                                                       EXHIBIT A


                                PROMISSORY NOTE
                                ---------------

$18,000,000                                              Date:  October 13, 1998

     FOR VALUE RECEIVED, the undersigned, NOVASTAR CERTIFICATES FINANCING CORPORATION, a Delaware corporation (herein called the "Company"), hereby promises to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437, or at such other place as the Holder may designate from time to time, the principal sum of $18,000,000 or so much thereof as may be outstanding from time to time pursuant to the Term Loan and Security Agreement described below, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rates and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

     This Note is given to evidence an actual line of credit in the above amount and is the Note referred to in that certain Term Loan and Security Agreement (the "Agreement") dated the date hereof between the Company and the Lender, as the same may be amended or supplemented from time to time, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

     This Note may be prepaid in whole or in part at any time without premium or penalty.

     Should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, any and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     The Company hereby waives demand, notice, protest and presentment.

     This Note shall be construed and enforced in accordance with the laws of the State of Minnesota, without reference to its principles of conflicts of law.

     IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first above written.

                                        NOVASTAR CERTIFICATES FINANCING
                                        CORPORATION, a Delaware corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                           -------------------------------------

STATE OF                )
        ----------------
                        ) ss
COUNTY OF               )
         ---------------

     On _________________, ___________, before me, a Notary Public, personally appeared ________________________________, the ______________________ of
NOVASTAR CERTIFICATES FINANCING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                        ----------------------------------------
                                        Notary Public
 (SEAL)                                 My Commission Expires:
                                                              ------------------

                                                                       EXHIBIT B

                                   GUARANTY
                                   --------

     THIS GUARANTY, made and entered into as of this 13th day of October, 1998, by NOVASTAR FINANCIAL, INC., a Maryland corporation (the "Guarantor"), to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender"), having its principal office at 8400 Normandale Lake Blvd., Suite 600, Minneapolis, Minnesota 55437.

                                   RECITALS
                                   --------

     A. NOVASTAR CERTIFICATES FINANCING CORPORATION, a Delaware corporation (the "Borrower") and the Lender have agreed that the Lender will extend term financing to the Borrower in the principal amount of $18,000,000 (the "Loan").

     B. The Loan is evidenced by a Promissory Note dated of even date herewith from the Borrower to the Lender, as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such Promissory Note (the "Note") and by a Term Loan and Security Agreement of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time, including any other instruments executed and delivered in renewal, extension, rearrangement or otherwise in replacement of such agreement (the "Agreement").

     C. The Guarantor is the owner of all of the issued and outstanding capital stock of the Borrower and will derive benefit from the Loan.

     D. As a condition to making the Loan, the Lender has required that the Guarantor execute and deliver this Guaranty. In order to induce the Lender to make Advances under the Agreement, to accept the Note and the Agreement, the Guarantor has agreed to give this Guaranty.

     E. The Lender has refused to make Advances under the Agreement unless this Guaranty is executed by the Guarantor and delivered to Lender.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby covenants and agrees with the Lender as follows:

          1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

          2. The Guarantor hereby irrevocably, unconditionally and absolutely guarantees to the Lender the due and prompt payment, and not just the collectibility, of the principal of, and interest, fees and late charges and all other indebtedness, if any, on the Note when due, whether at maturity, by acceleration or otherwise all at the times and places and at the rates described in, and otherwise according to the terms of the Note and the Agreement, whether now existing or hereafter created or arising.

          3. The Guarantor further hereby irrevocably, unconditionally and absolutely guarantees to the Lender the due and prompt performance by the Borrower of all duties, agreements and obligations of the Borrower contained in the Note and the Agreement, and the due and prompt payment of all costs and expenses incurred, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses), in enforcing the payment and performance of the Note and the Agreement and this Guaranty (the payment and performance of the items set forth in Paragraphs 2 and 3 of this Guaranty are collectively referred to as the "Guaranteed Debt").

          4. In the event the Borrower shall at any time fail to pay the Lender any principal of or interest on or other sums constituting any Guaranteed Debt when due, whether by acceleration or otherwise, the Guarantor promises to pay such amount to the Lender forthwith, together with all collection costs and expenses, including, without limitation, attorneys' fees, court costs and all other litigation expenses (including but not limited to expert witness fees, exhibit preparation, and courier, postage, communication and document copying expenses). Any sum required to be paid by the Guarantor to the Lender pursuant to this Guaranty shall bear interest from the date such sum becomes due until paid at a per annum rate equal to the Default Rate.

          5. The Guarantor hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Guarantor then in the possession of Lender, or standing to the credit of the Guarantor, to the payment of such Guaranteed Debt.

          6. The Guarantor does hereby (a) agree to any modifications of any terms or conditions of any Guaranteed Debt and/or to any extensions or renewals of time of payment or performance by the Borrower; (b) that it shall not be necessary for the Lender to resort to legal remedies against the Borrower before proceeding hereunder, nor to take any action against any other Person obligated (an "Obligor") for payment or performance of the Guaranteed Debt or against any collateral for the Guaranteed Debt before proceeding against the Guarantor; (c) agree that no release of the Borrower or any other guarantor or Obligor, and no release, exchange or nonperfection of any collateral for the Guaranteed Debt, whether by operation of law or by any act or failure to act by the Lender, with or without notice to the Guarantor, shall release the Guarantor; (d) waive presentment, demand, notice of demand, dishonor, notice of dishonor, protest, and notice of protest and any other notice with respect to any Guaranteed Debt and this Guaranty, and promptness in commencing suit against any party thereto or liable thereon and/or in giving any notice to or making any claim or demand hereunder upon the Guarantor; (e) waive any defense arising by reason of any disability or other defense of the Borrower for payment of the Guaranteed Debt or any part thereof or by reason of the cessation from any cause whatsoever of the liability of the Borrower therefor other than full payment of the Guaranteed Debt; or (f) waive, to the extent permitted by law, all benefit of valuation, appraisement, and exemptions under the laws of the State of Minnesota or any other state or territory of the United States.

          7. The obligations of the Guarantor hereunder shall be primary, absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) the genuineness, validity, regularity or enforceability of, or any amendment or change in the Agreement or the Note, or any change in or extension of the manner, place or terms of payment of, all or any portion of the Guaranteed Debt; (b) the taking or failure to take any action to enforce the Agreement or the Note, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by the Lender of any provisions of the Agreement or the Note; (c) any impairment, modification, change, release or limitation in any manner of the liability of the Borrower or its estate in bankruptcy, or of any remedy for the enforcement of the Borrower's liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of the Borrower; (d) the merger or consolidation of the Borrower, or any sale or transfer by the Borrower of all or part of its assets or property; (e) any claim the Guarantor may have against any other Obligor, including any claim of contribution; (f) the release, in whole or in part, of any other guarantor (if more than one), the Borrower or any other Obligor; (g) any settlement or compromise with any Obligor with respect to any Guaranteed Debt and/or the subordination of the payment of the Guaranteed Debt or any part thereof to the payment of any other debts or claims which may at any time be due and owing to the Lender and/or any other Person; or (h) any other action or circumstance which (with or without notice to or knowledge of the Guarantor) may or might in any manner or to any extent vary the risks of the Guarantor hereunder or otherwise constitute a legal or equitable discharge or defense, it being understood and agreed by the Guarantor that the obligations under this Guaranty shall not be discharged except by the full payment and performance of the Guaranteed Debt.

          8. The Lender shall have the right to determine how, when and what application of payments and credits, if any, whether derived from the Borrower or from any other source, shall be made on the Guaranteed Debt and any other indebtedness owed by the Borrower and/or any other Obligor to the Lender. The Lender shall be under no obligation to marshal any assets in favor of the Guarantor or in payment of all or any part of the Guaranteed Debt.

          9. The obligations of the Guarantor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time the performance or the payment, as the case may be, in whole or in part, of any of the Guaranteed Debt is rescinded or must otherwise be restored or returned by the Lender (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Guarantor or any other person or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, the Guarantor or any other person, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to this Guaranty or any Guaranteed Debt shall at such time be prevented by reason of the pendency against the Guarantor or the Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, this Guaranty and such obligations shall be deemed to have been declared in default or accelerated with the same effect as if this Guaranty and such obligations had been declared in default and accelerated in accordance with their respective terms and the Guarantor shall forthwith perform or pay, as the case may be, as required hereunder in accordance with the terms hereunder without further notice or demand.

          10. The Guarantor hereby irrevocably waives any claim or other rights that the Guarantor may now or hereafter acquire against the Borrower that arises from the existence, payment, performance or enforcement of the Guarantor's obligations hereunder, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral that the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until the Guaranteed Debt has been repaid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Debt shall not have been paid and performed in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Debt, whether matured or unmatured. The Guarantor hereby specifically acknowledges that any subrogation rights which the Guarantor may have against the Borrower or any collateral that the Lender now has or hereafter acquires may be destroyed by a nonjudicial foreclosure of the collateral. Without limiting the foregoing, the Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Debt, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower. The Guarantor acknowledges that the Guarantor will receive direct and indirect benefits from the arrangements contemplated by the Agreement and the Note and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.

          11. No postponement or delay on the part of the Lender in the enforcement of any right hereunder shall constitute a waiver of such right and all rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Lender in any other agreement or by law.

          12. If any provision hereof shall be or shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed.

          13. This Guaranty shall be governed in all respects by the laws of the State of Minnesota, other than its principles of conflicts of law, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

          14. The Guarantor hereby agrees that any action or proceeding under this Guaranty may be commenced against the Guarantor in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Guarantor by first class registered or certified mail, return receipt requested, addressed to the Guarantor at the Guarantor's address last known to the Lender. The Guarantor agrees that any such suit, action or proceeding arising out of or relating to this Guaranty may be instituted in the District Court of Hennepin County, Minnesota or in the United States District Court for the District of Minnesota, at the option of the Lender; and the Guarantor hereby waives any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any such court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction or court.

          15. The Guarantor hereby represents and warrants to the Lender as follows:

          (a) Organization and Qualification. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Guarantor is duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities, or both, makes such qualification necessary.

          (b) Authority and Authorization. The Guarantor has full corporate power and authority to execute, deliver and carry out the provisions of this Guaranty and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

          (c) Financial Statements. All financial statements and data which have heretofore been given to the Lender with respect to the Guarantor fairly and accurately represent the financial condition of the Guarantor as of the date hereof, and, since the date thereof, there has been no material adverse change in the financial condition of the Guarantor. The Guarantor shall promptly deliver to the Lender, or to the Borrower in time for the Borrower to deliver the same to the Lender, all financial statements of the Guarantor required by the Agreement.

          (d) Address. The address of the Guarantor as specified below is true and correct and until the Lender shall have actually received a written notice specifying a change of address and specifically requesting that notices be issued to such changed address, the Lender may rely on the address stated as being accurate.

          (e) No Default. The Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority and, except as previously disclosed to the Lender, the Guarantor is not in default in the payment of any material debt for borrowed money or under any material agreement evidencing or securing any such debt.

          (f) Solvent. The Guarantor is now solvent, and no bankruptcy or insolvency proceedings are pending or to the best of the Guarantor's knowledge contemplated by or against the Guarantor.

          (g) Relationship to the Borrower. The value of the consideration received and to be received by the Guarantor is reasonably worth at least as much as the liability and obligation of the Guarantor incurred or arising under this Guaranty. The Guarantor has had full and complete access to the Agreement and the Note and all other loan documents relating to the Obligations and the Guaranteed Debt, has reviewed them and is fully aware of the meaning and effect of their contents. The Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. The Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower's financial condition, and is not depending on the Lender to provide such information, now or in the future. The Guarantor agrees that the Lender shall not have any obligation to advise or notify the Guarantor or to provide the Guarantor with any data or information. The execution and delivery of this Guaranty is not given in consideration of (and the Lender has not in any way implied that the execution of this Guaranty is given in consideration of) the Lender's making, extending or modifying any loan to the Guarantor or to any other financial accommodation to or for the Guarantor.

          (h) Litigation. There is not now pending against or affecting the Guarantor, nor to the knowledge of the Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect the financial condition of the Guarantor.

          (i) Taxes. The Guarantor has filed all federal, state, provincial, county, municipal and other income tax returns required to have been filed by the Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by the Guarantor, and the Guarantor does not know of any basis for any material additional assessment against it in respect of such taxes.

          16. Neither the death nor the release of any person or party to this Guaranty or any other guaranties of the Agreement and the Note shall affect or release the liability of the Guarantor. The obligations of the Guarantor hereunder shall be in addition to any obligations of the Guarantor under any other guaranties of the Guaranteed Debt and/or any obligations of the Borrower or any other Persons heretofore given or hereafter to be given to the Lender, and this Guaranty shall not affect or invalidate any such other guaranties. The liability of the Guarantor to the Lender shall at all times be deemed to be the aggregate liability of the Guarantor under the terms of this Guaranty and of any other guaranties heretofore or hereafter given by the Guarantor to the Lender.

          17. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Nor notice to or demand on the Guarantor shall in any case entitle it to any other or further notice or demand in similar or other circumstances.

          18. All notices that may be required or otherwise provided for or contemplated under the terms of this Guaranty for any party to serve upon or give to any other shall, whether or not so state, be in writing, and if not so in writing shall not be deemed to have been given, and be either personally served, sent by reputable overnight courier service, or sent with return receipt requested by registered or certified mail with postage (including registration or certification charges) prepaid, sent to the following address:


               (a) If to the Guarantor, addressed to the address indicated immediately following the Guarantor's signature;

               (b) If to the Lender, addressed to the Lender at its address at 12713 Woodgreen Street, Los Angeles, California 90066,
          Attention: Gary Shev, Director.

     Such addresses may be changed from time to time by written notice to the other parties given in the same manner. Any matter so served upon or sent to the Guarantor or the Lender in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) upon personal delivery, if personally delivered, (ii) on the date following delivery to the courier service, if sent by courier service, (iii) upon electronic confirmation of receipt, if sent by telecopier, and (iv) on the date of receipt as noted on the return receipt, if sent by registered or certified mail, except that notices of changes of address shall not be effective until actual receipt.

          19. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower to the Lender, and such indebtedness of the Borrower to the Guarantor shall, if the Lender so requests, be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender on account of the indebtedness of the Borrower to the Lender, but without reducing or limiting in any manner the liability of the Guarantor under the other provisions of the Guaranty. The Guarantor acknowledges that, with respect to the indebtedness guaranteed hereunder, the Guarantor has irrevocably waived all rights to subrogation, reimbursement, and/or indemnification against the Borrower.

          20. This Guaranty is intended as a final expression of this agreement of guaranty and is intended also as a complete and exclusive statement of the terms of this agreement. No agreement or understanding entered into prior to the date hereof with respect to the subject matter hereof shall be binding upon the Guarantor unless expressed herein. No course of prior dealings between the Guarantor and the Lender, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain, contradict or modify the terms and/or provisions of this Guaranty.

          21.  Time is of the essence hereof.

          22. THE GUARANTOR, BY ITS EXECUTION AND DELIVERY HEREOF, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE GUARANTOR AND BY THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT

     THIS WAIVER TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, INCLUDING THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE GUARANTOR OR ITS REPRESENTATIVES OR AGENTS THAT THE LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

          23. As additional consideration for the making of the Loan, the Guarantor hereby agrees to issue to the Lender, on or before October 23, 1998, a warrant to purchase shares of the common stock of the Guarantor equal to 19.99% of the issued and outstanding common stock of the Guarantor as of the date hereof. Such warrant shall contain the following terms and conditions:

          a.   Five Year Exercise Period;
          b.   Exercise price of $4.5625 per share;
          c.   Full anti-dilution protection;
          d.   Exercisable in increments.

     The warrant shall be in form and substance satisfactory to the Lender, in its sole discretion. In the event the Guarantor and/or its Affiliates, on the one hand, and the Lender, on the other hand, do not enter into the agreements referred to in the second sentence of Section 2.8 of the Credit Agreement on or before the Maturity Date, the Guarantor shall have the right to repurchase the warrant to the extent of 9.99% of the issued and outstanding common stock of the Guarantor for $1. The provisions of this Paragraph 23 constitute an obligation of the Guarantor separate from the Loan and the guarantee thereof pursuant to this Guaranty. The Guarantor shall be liable to the Lender for any breach of this Paragraph 23 in addition to its liability for the Guaranteed Debt. The Guarantor acknowledges that money damages may be inadequate to compensate the Lender for any breach of this Paragraph 23, and therefor consents to the remedy of specific performance for any such breach.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty with the intent to be legally bound as of the date first above written.

                                        NOVASTAR FINANCIAL, INC.,
                                        a Maryland corporation

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------
                                        Telephone No.:
                                                      --------------------------
                                        Telecopier No.:
                                                       -------------------------
STATE OF                  )
        ------------------
                          ) ss
COUNTY OF                 )
         -----------------

     On _________________, 19___ before me, a Notary Public, personally appeared ________________________________, the ______________________ of NOVASTAR
FINANCIAL, INC., a Maryland corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                        ----------------------------------------
                                        Notary Public
     (SEAL)                             My Commission Expires:
                                                              ------------------

                                                                       EXHIBIT D

                                 SECURITY AGREEMENT
                                 ------------------

     THIS SECURITY AGREEMENT (as may be amended, supplemented or otherwise modified from time to time, this "Security Agreement") dated October 13, 1998, by and between NOVASTAR MORTGAGE, INC., a Virginia corporation ("Pledgor") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, ("Lender"):

                                 WITNESSETH:

     WHEREAS, pursuant to a Term Loan and Security Agreement dated October 13, 1998, as the same has been and may hereafter be amended, supplemented or otherwise modified from time to time, together with other agreements and instruments executed and delivered in connection therewith or in renewal, extension, rearrangement or otherwise in replacement of such agreement ("Credit Agreement"), the Lender will extend credit to NOVASTAR CERTIFICATES FINANCING CORPORATION, a Delaware corporation (the "Borrower") in the principal amount of $18,000,000 ("Loan"); and

     WHEREAS, NOVASTAR FINANCIAL, INC., a Maryland corporation ("NFI"), is the owner of all of the issued and outstanding capital stock of the Borrower, and has guaranteed the Loan; and

     WHEREAS, a portion of the proceeds of the Loan will be paid as a dividend to NFI to pay certain liabilities of NFI; and

     WHEREAS, NFI is the indirect owner of 99% of the issued and outstanding capital stock of the Pledgor, purchases residential mortgage loans from the Pledgor; and

     WHEREAS, the Pledgor and the issuers of the "Pledged Certificates" (as defined in the Credit Agreement) have entered into the Servicing Contracts described below, pursuant to which the Pledgor has the right to service Mortgage Loans; and

     WHEREAS, in order to induce the Lender to make Advances under the Credit Agreement and to accept the Note and the Credit Agreement, and as additional security for Advances under the Credit Agreement, the Pledgor has agreed to give this Security Agreement; and

     WHEREAS, the Lender has refused to make Advances under the Credit Agreement unless this Security Agreement is executed by the Pledgor and delivered to the Lender; and

     WHEREAS, the Pledgor has determined that, as a result of its business relationships with NFI, it is in the Pledgor's best interest to execute and deliver this Security Agreement to the Lender;

     NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the parties agree as follows:

     1. Defined Terms. Capitalized terms used, but not defined, herein shall have the meanings given them in the Credit Agreement.

     2. Collateral. As security for the payment of the Notes and for the performance of all of the Borrower's Obligations, the Pledgor hereby assigns and transfers to the Lender all right, title and interest in and to, and grants a security interest to the Lender in the following described property ("Servicing Collateral"):

          (a) The Servicing Contracts described on Exhibit A attached hereto and made a part hereof; provided, however, that such assignment and security interest with respect to any Servicing Contract shall not take effect until the date on which all consents to such assignment and security interest required under such Servicing Contract have been obtained.

          (b) All Hedging Arrangements now existing or hereafter acquired relating to the Servicing Contracts described in clause (a) above (without giving effect to the proviso at the end thereof), and all rights of the Pledgor to receive payments under or by virtue of the Servicing Contracts described in clause (a) above (without giving effect to the proviso at the end thereof), whether as servicing fees, servicing income, damages, amounts payable upon the cancellation or termination of any such Servicing Contract, interests on the foregoing, or otherwise.

          (c) Any agreement pursuant to which any Servicing Contract described in clause (a) above (without giving effect to the proviso at the end thereof) was acquired or is sold by the Pledgor, and all documents and instruments executed or delivered in connection with any such acquisition or sale.

          (d) All right, title and interest of the Pledgor in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Servicing Collateral) and other information and data of the Pledgor relating to the Servicing Collateral.

          (e) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Lender or its agent, bailee or custodian or designated on the books and records of the Pledgor as assigned and pledged to the Lender.

          (f) All cash and non-cash proceeds of the Servicing Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Servicing Collateral, and all products and proceeds of the Servicing Collateral, together with whatever is receivable or received when the Servicing Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Servicing Collateral or proceeds thereof.

     3. Representations and Warranties. The Pledgor represents and warrants to the Lender that:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, whether a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Pledgor;

          (b) It has, and has fully exercised, all requisite power and authority to enter into this Security Agreement, to pledge the Collateral for the purposes described herein, and to carry out the transactions contemplated by this Security Agreement;

          (c) It is the legal and beneficial owner of the Servicing Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest except such as are granted hereunder;

          (d) The execution and delivery of this Security Agreement and the performance of its terms have been duly authorized by all necessary corporate action on the part of the Pledgor and do not and will not result in any violation of any provision of the Pledgor's articles of incorporation or bylaws or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to the Pledgor or any of its property;

          (e) Subject to the proviso at the end of Section 2(a), this Security Agreement shall create a valid first lien upon the perfected security interest in the Servicing Collateral and the proceeds thereof, subject to no prior security interest, lien charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Servicing Collateral;

          (f) The execution and delivery of this Security Agreement, the performance of the Pledgor's obligations hereunder and the validity and enforceability hereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect;

          (g) There are no actions, claims, suits or proceedings pending or, to the knowledge of the Pledgor, threatened or reasonably anticipated against or affecting the Pledgor or any Subsidiary of the Pledgor in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Pledgor as a whole, or would affect the validity or enforceability of this Security Agreement;

          (h) Neither the Pledgor nor any Subsidiary of the Pledgor is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Pledgor as a whole or would affect the validity or enforceability of this Security Agreement;

          (i) The Pledgor is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (j) The Pledgor and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Pledgor and its Subsidiaries which are required to be filed, all not returns are true and correct, and the Pledgor and each of its Subsidiaries has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate;

          (k) All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Pledgor or any Subsidiary of the Pledgor is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Pledgor nor any Subsidiary of the Pledgor has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Pledgor or a Subsidiary of the Pledgor of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA; no Plan or trust forming a part thereof has been terminated since September 1, 1974;

          (l) The principal place of business of the Pledgor is 1901 West 47th Place, Suite 105, Westwood, Kansas 66205;

          (m)  As of the date of this Security Agreement and the making of each
     Advance:

               (i) The Pledgor is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Servicing Contracts pledged hereunder and such Servicing Contracts have been and will continue to be validly pledged or assigned to the Lender, subject to no other Liens.

               (ii) Subject to the proviso to Section 2(a) hereof, the Pledgor has, and will continue to have, the full right, power and authority to pledge the Servicing Contracts pledged and to be pledged by it hereunder.

               (iii) All of the servicing rights under the Servicing Contracts pledged hereunder in which a security interest is granted hereby constitute direct servicing rights.

               (iv) Each Servicing Contract pledged hereunder is in full force and effect, each Servicing Contract pledged hereunder is legal, valid and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and other similar laws of general application affecting the rights of creditors and general principles of equity, and no default or event which, with notice or lapse of time or both, would become a default, exists under any such Servicing Contract.

               (v) Each right to the payment of money under the Servicing Contracts pledged hereunder is genuine and enforceable in accordance with its terms against the parties obligated to pay the same ("Obligor"), except as limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, which terms have not been modified or waived in any material respect or to any material extent.

               (vi) To the best of the Pledgor's knowledge, the amount represented by the Pledgor to the Lender as owing by an Obligor under each Mortgage Loan being serviced under a Servicing Contract pledged hereunder is the correct amount actually and unconditionally owing by such Obligor.

               (vii) To the best of the Pledgor's knowledge, no Obligor has any defense, set off, claim or counterclaim against the Pledgor which can be asserted against the Lender, whether in any proceeding to enforce the Lender's rights in the related Mortgage Loan or otherwise.

               (viii) The Pledgor has not sold, assigned or otherwise transferred any rights associated with the Mortgage Loans being serviced under a Servicing Contract pledged hereunder, including, without limitation, any rights to place escrow deposits with respect thereto.

               (ix) Except for the consents described in the proviso to Section 2(a), no consent of any Obligor or any other Person is required for the grant of the security interest provided herein by the Pledgor in any of the Servicing Collateral including, without limitation, the Servicing Contracts pledged hereunder, or any computer software being utilized by the Pledgor pursuant to license, lease or otherwise, other than consents which have been obtained, nor will any consent need to be obtained upon the occurrence of an Event of Default for the Lender to exercise its rights with respect to any of the Servicing Collateral.

     4. Covenants. The Pledgor covenants and agrees that, so long as the Commitment is outstanding or there remains any

Obligations to be paid or performed under the Credit Agreement or any other Loan Document, the Pledgor:

          (a) Will not sell, convey, or otherwise dispose of the Servicing Collateral or any interest therein, except the sale of Servicing Contracts permitted pursuant to Section 7.2 of the Credit Agreement, or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever in or with respect to the Servicing Collateral or the proceeds thereof, other than that created hereby.

          (b) At its own expense, will defend the Lender's right, title and security interest in and to the Servicing Collateral against the claims of any person, firm, corporation, or other entity;

          (c) Will preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; conduct its business in an orderly and efficient manner; and make no change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Security Agreement;

          (d) Will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings;

          (e) Will permit authorized representatives of the Lender or any Participant to discuss the business, operations, assets and financial condition of the Pledgor and its Subsidiaries with their officers and employees and to examine their books of account and make copies or extracts thereof, all at such reasonable times as the Lender or any Participant may request;

          (f) Will pay and perform all obligations and indebtedness of the Pledgor, and cause to be paid and performed all obligations and indebtedness of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Pledgor or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Pledgor and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Pledgor or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created;

          (g) Will maintain (i) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, (ii) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity, and (iii) within thirty (30) days after notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Pledgor; copies of such policies shall be furnished to the Lender without charge upon request of the Lender;

          (h) Will warrant and defend the right, title and interest of the Lender in and to the Servicing Collateral against the claims and demands of all Persons whomsoever;

          (i) Will service or cause to be serviced all Mortgage Loans in accordance with all applicable requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans; hold all escrow funds collected in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected;

          (j) Will execute and deliver to the Lender such Uniform Commercial Code financing statements with respect to the Pledged Collateral as the Lender may request; execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Secured Party under this Security Agreement; the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein;

          (k) Will obtain all consents required to satisfy the proviso of Section 2(a) on or before October 31, 1998;

          (l)  Will not liquidate, dissolve, consolidate or merge;

          (m) Will not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Servicing Collateral;

          (n) Will not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Security Agreement or as permitted herein) any of the Servicing Collateral or any interest therein; and

          (o) Will not make any compromise, adjustment or settlement in respect of any of the Servicing Collateral or accept other than cash in payment or liquidation of the Servicing Collateral.

     5. Events of Default. An Event of Default shall exist under this Security Agreement upon the occurrence and during the continuation of an Event of Default under the Credit Agreement.

     6.  Remedies.

          (a) Upon the occurrence of any Event of Default, the Lender may do any of the following:

               (i) Foreclose upon or otherwise enforce its security interest in and Lien on the Servicing Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for hereunder.

               (ii) Act, or contract with a third party to act, as servicer or subservicer of each item of Servicing Collateral requiring servicing and perform all obligations required in connection with Servicing Contracts, such third party's fees to be paid by the Pledgor.

               (iii) Require the Pledgor to assemble the Servicing Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

               (iv) Enter onto property where any Servicing Collateral or books and records relating thereto are located and take possession thereof with or without judicial process.

               (v)  Prior to the disposition of the Servicing

          Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

               (vi) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including, but not limited to, selling or otherwise disposing of the Servicing Collateral, or any part thereof, at one or more public or private sales, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine. If notice is required under such applicable law, the Lender will give the Pledgor not less than ten (10) days' notice of any such public sale or of the date after which any private sale may be held. The Pledgor agrees that ten
          (10) days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Servicing Collateral on credit or for future delivery, the Servicing Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Servicing Collateral so sold and, in case of any such failure, such Servicing Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Servicing Collateral or to foreclose the pledge of and sell the Servicing Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

          (b) The Lender shall not incur any liability as a result of the sale or other disposition of the Servicing Collateral, or any part thereof, at any public or private sale or disposition. The Pledgor hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Servicing Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Servicing Collateral to more than one offeree.

          (c) The Pledgor specifically waives and releases (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Pledgor has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Servicing Collateral or pursue its rights and remedies as against the Servicing Collateral in any particular order, or
     (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Pledgor against prior parties.

          (d) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Servicing Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender or any Lender in exercising any right, power or remedy conferred by this Security Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding under the Credit Agreement and the Note.

          (e) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Pledgor to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

          (f) The Pledgor acknowledges that the Pledgor and the Lender may enter into, agreements in order to obtain the consent of trustees, bond insurers and other third parties to the assignment of and security interest granted in the Servicing Contracts pursuant to Section 2 hereof to the Lender. The Pledgor further acknowledges that such agreements may contain certain provisions concerning the enforcement by the Lender of its security interest in the Servicing Contracts subject thereto. The Pledgor agrees that the disposition of its rights in any Servicing Contract pursuant to the terms of any applicable agreement described above shall be deemed commercially reasonable within the meaning of Section 9-504(3) of the Uniform Commercial Code of

     Minnesota. The Pledgor hereby waives any claims it might otherwise have against the Lender as a result of the Lender's compliance with the terms of any such agreement.

     7.  Pledgor's Waivers.

          (a) The Pledgor does hereby (i) agree to any modifications of any terms or conditions of any of the Obligations and/or to any extensions or renewals of time of payment or performance by the Borrower; that it shall not be necessary for the Lender to resort to legal remedies against the Borrower before proceeding hereunder, nor to take any action against any other person obligated (an "Obligor") for payment or performance of the Obligations or against any Collateral before proceeding against the Servicing Collateral; and that no release of any guarantor, whether by operation of law or by any act of the Lender, with or without notice to the Pledgor, shall release the Servicing Collateral; (ii) waive notice of demand, dishonor, notice of dishonor, protest, and notice of protest and waive to the extent permitted by law, all benefit of valuation, appraisement, and exemptions under the laws of the State of Minnesota or any other state or territory of the United States; and (iii) agree, if the Obligations are not paid in accordance with the terms thereof, that in addition to all principal and interest due, all costs of collection including reasonable attorneys' fees shall be secured by the Collateral.

          (b) The obligations of the Pledgor hereunder shall be primary, absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be impaired or affected by: (i) the genuineness, validity, regularity, enforceability, amendment or change in the Credit Agreement or the Notes, or any change in or extension of the manner, place or terms of payment of, all or any portion of the Obligations; (ii) the taking or failure to take any action to enforce the Credit Agreement or the Notes, or the exercise or failure to exercise any remedy, power or privilege contained therein or available at law or otherwise, or the waiver by the Lender of any provisions of the Credit Agreement or the Notes; (iii) any impairment, modification, change, release or limitation in any manner of the liability of the Borrower or its estate in bankruptcy, or of any remedy for the enforcement of the Borrower's liability, resulting from the operation of any present or future provision of the bankruptcy laws or any other statute or regulation, or the dissolution, bankruptcy, insolvency, or reorganization of the Borrower;
     (iv) the merger or consolidation of the Borrower, or any sale or transfer by the Borrower of all or part of its assets or property; (v) any claim the Pledgor may have against any other obligor, including any claim of contribution; (vi) the release, in whole or in part, of the

     Borrower or any other obligor; (vii) any other action or circumstance which (with or without notice to or knowledge of the Pledgor) may or might in any manner or to any extent vary the risks of the Pledgor hereunder or otherwise constitute a legal or equitable discharge or defense, it being understood and agreed by the Pledgor that the security interests granted under this Security Agreement shall not be discharged except by the full payment and performance of the Obligations.

          (c) The Lender shall, subject to the terms of the Credit Agreement, have the right to determine how, when and what application of payments and credits, if any, whether derived from the Servicing Collateral or from any other source, shall be made on the Obligations and any other indebtedness owed by the Borrower and/or any other Obligor to the Lender.

          (d) The obligations of the Pledgor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time the performance or the payment, as the case may be, in whole or in part, of any of the Obligations are rescinded or must otherwise be restored or returned by the Lender (as a preference, fraudulent conveyance or otherwise) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Guarantor or any other person or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower, the Guarantor or any other person, or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing or shall exist and declaration of default or acceleration under or with respect to the Credit Agreement or any Obligations shall at such time be prevented by reason of the pendency against the Borrower or any other person of a case or proceeding under a bankruptcy or insolvency law, the Pledgor agrees that, for purposes of this Security Agreement and its obligations hereunder, the Obligations shall be deemed to have been declared in default or accelerated with the same effect as if such Obligations had been declared in default and accelerated in accordance with their respective terms and the Lender may exercise its rights (including, without limitation, rights with respect to the Collateral) hereunder in accordance with the terms hereof without further notice or demand.

          (e) The Pledgor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Borrower that arises from the enforcement of the Pledgor's obligations hereunder, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral that the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until the Obligations shall have been paid and performed in full. If any amount shall be paid to the Pledgor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Pledgor for the benefit of, and held in trust for, the Lender and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured. The Pledgor hereby specifically acknowledges that any subrogation rights which it may have against the Borrower or any collateral that the Lender now has or may hereafter acquire may be destroyed by a nonjudicial foreclosure of the collateral. This may give the Borrower a defense to a deficiency judgment against the Borrower. The Pledgor hereby irrevocably waives such defense. The Pledgor acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Credit Agreement and the Notes and that the waivers set forth in this Section are knowingly made in contemplation of such benefits.

          (f) No postponement or delay on the part of the Lender in the enforcement of any right hereunder shall constitute a waiver of such right and all rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Lender in any other agreement or by law.

     8. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed on the third Business Day after being deposited in the mails, addressed as follows:

     if to the Pledgor:            NovaStar Mortgage, Inc.
                                   1901 West 47th Place
                                   Suite 105
                                   Westwood, Kansas 66205
                                   Attention: W. Lance Anderson
                                   Telecopier No.:  (913) 514-3515
     if to the Lender:             Residential Funding Corporation
                                   12713 Woodgreen Street
                                   Los Angeles, California 90066
                                   Attention: Gary Shev, Director
                                   Telecopier No.: (310) 390-6919

     9.  Miscellaneous.

          (a) The Pledgor shall at any time, and from time to time, upon the written request of the Lender, execute and deliver such further documents and do such further acts and things as the Lender may reasonably request to effect the purpose of this Security Agreement.

          (b) Upon the termination of the Commitments and the satisfaction in full of the Obligations, this Security Agreement shall terminate and the Lender shall deliver to the Pledgor such of the Collateral or interests therein as shall not have been sold, realized upon, or otherwise disposed of pursuant to this Security Agreement.

          (c) No course of dealing between the Pledgor and the Lender, nor any failure to exercise, nor any delay in exercising, any right, power, or privilege of the Lender hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          (d) The rights and remedies provided herein and in the Credit Agreement and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Loan are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and in effect in the State of Minnesota.

          (e) The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Security Agreement in any jurisdiction.

          (f) This Security Agreement may not be assigned by the Pledgor. This Security Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Lender. Without limiting the generality of the foregoing, the successors and assigns of the Lender shall include all Participants in the Obligations.

          (g) This Security Agreement shall be construed in accordance with the substantive law of the State of Minnesota, without regard to principles of conflicts of law.

          (h) The Pledgor hereby agrees that any action or proceeding under this Security Agreement or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Pledgor by first class registered or certified mail, return receipt requested, addressed to the Pledgor at its address last known to the Lender. The Pledgor agrees that any such suit, action or proceeding arising out of or relating to this Security Agreement or any other such document may be instituted in the Hennepin County, State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Pledgor hereby waives any objection to the venue, or any claim as to inconvenient forum, of any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction or court.

               (i) AS TO THIS SECURITY AGREEMENT THE PLEDGOR AND THE LENDER EACH HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE PLEDGOR AND THE LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE LENDER AND THE PLEDGOR IS EACH HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS SECURITY AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE PLEDGOR AND THE LENDER EACH HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF EITHER THE PLEDGOR, THE LENDER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF THE UNDERSIGNED THAT EITHER THE PLEDGOR OR THE LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date and year first above written.

                                   NOVASTAR MORTGAGE, INC.,
                                   a Virginia corporation

                                   By:
                                      -----------------------------------------

                                   Its:
                                       ----------------------------------------


                                   RESIDENTIAL FUNDING CORPORATION,
                                   a Delaware corporation,

                                   By:
                                      -----------------------------------------

                                   Its:
                                       ----------------------------------------


STATE OF _______________  )
                          ) ss
COUNTY OF ______________  )


     On _________________, 1998, before me, a Notary Public, personally appeared ________________________________, the ______________________ of NOVASTAR
MORTGAGE, INC., a Virginia corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


     WITNESS my hand and official seal.


                                   -----------------------------------
                                   Notary Public
 (SEAL)                            My Commission Expires:_____________

STATE OF _______________  )
                          ) ss
COUNTY OF ______________  )

     On _________________, 1998, before me, a Notary Public, personally appeared ________________________________, the Vice President of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                   -----------------------------------
                                   Notary Public
 (SEAL)                            My Commission Expires:_____________